SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 26, 2019

Delaware	001-37776	52-2175898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Room 1001, Building T5,

DaZu Square, Daxing District,

Beijing, People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-87227366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TYHT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2018/2019 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on November 26, 2019 at 10am China time. At the Annual Meeting, the shareholders voted on the following proposals and cast their votes as described below.

Proposal 1. Holders of the Company’s Common Stock elected seven directors to the Company’s Board of Directors to hold office for a one-year term until the annual meeting of shareholders in 2020 and until their successors are re-elected and qualified. The votes for each of the nominees were as follows:

	For	Against	Abstained/Withhold
Yuying Zhang	15,098,772	22,181	52,911
Sai (Sam) Wang	15,098,750	22,193	52,921
Baolin Li	15,098,772	22,181	52,911
He Cen	15,098,763	22,180	52,921
Yanzeng An	15,098,750	23,110	53,083
Zhen Li	15,098,759	23,110	52,911
Harry Edelson	15,098,773	22,180	52,739

Proposal 2. Shareholders ratified the selection of Centurion ZD CPA & Co. as independent registered public accounting firm for the fiscal year ending June 30, 2019. The votes regarding this proposal were as follows:

For	Against	Abstained/Withhold
22,420,606	33,798	59,336

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHINECO, INC.

Date: December 2, 2019	By:	/s/ Yuying Zhang
	Name:	Yuying Zhang
	Its:	Chief Executive Officer

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